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                              PROMISSORY NOTE






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$50,000,000.00      Chicago, Illinois:  June 8, 1994




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        On or before June 7, 1995, COMDISCO, INC., a Delaware corporation (the
"Borrower"), for value received, hereby promises to pay to the order of CONTINENTAL BANK N.A., a national banking association having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (the "Bank"), the unpaid principal amount of all Loans (as hereinafter defined) made by the Bank to the Borrower under the terms of this Note. The aggregate principal amount of all Loans at any one time outstanding hereunder shall at no time exceed the remainder of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) minus the aggregate principal amount of all loans outstanding under the CMS Note. The Borrower further promises to pay interest on the unpaid principal amount of the Loans at the rates and at the times as hereinafter provided. The initial Loan, all subsequent Loans, all payments made on account of principal and the interest rate applicable to each Loan shall be evidenced by the Bank in its records or, at its option, on the schedule (or any continuation thereof) attached to this Note, which records or schedule shall be rebuttable, presumptive evidence of the subject matter thereof.

       1. Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted Interbank Rate" means, with respect to each Interest Period for a Eurodollar Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Adjusted Interbank Rate   =      Interbank Rate
                                            1_Eurocurrency
                                             Reserve Requirement

         "Alternate Reference Rate" means, for any day, a fluctuating rate per annum equal to the greater of (i) the Reference Rate in effect on such day or
(ii) a rate per annum (rounded upward to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the sum of 1/2 of 1% plus the Federal Funds Effective Rate in effect on such day. If for any reason the Bank shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason (including, without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms hereof), the Alternate Reference Rate shall be a fluctuating rate per annum equal to the Reference Rate in effect from time to time until the circumstances giving rise to such inability no longer exist.

      "Alternate Reference Rate Loan" means any Loan which bears interest at a rate determined with reference to the Alternate Reference Rate.

     "Authorized Officer" means any officer or employee designated by the Borrower from time to time in a schedule delivered to the Bank, which shall become effective when received by the Bank.

     "Banking Day" means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in Chicago, Illinois and, with respect to Eurodollar Loans, on which dealings in Dollars may be carried on by the Bank in the interbank eurodollar market.

        "Dollars" and the symbol "$" mean lawful money of the United States of America.

     "CMS Note" means the promissory note dated the date hereof issued by Comdisco Maintenance Services, Inc. to the Bank.

     "Credit Agreement" means the Facility Agreement dated as of June 4, 1991, as amended and supplemented through the Fifth Supplemental Agreement dated as of May 9, 1994, among the Borrower and various financial institutions, including National Westminster Bank PLC as Arranger, Facility Agent and Tender Panel Agent, as such Agreement is in effect on the date hereof (without giving effect to any subsequent amendments thereto or waivers or consents thereunder unless the same shall have been agreed to by the Bank).

      "Eurocurrency Reserve Requirement" means, with respect to any Eurodollar Loan for any Interest Period, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the Adjusted Interbank Rate is to be determined or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans. For purposes of this Note, any Eurodollar Loans hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Bank from time to time under Regulation D.

     "Eurodollar Loan" means any Loan which bears interest at a rate determined with reference to the Adjusted Interbank Rate.

       "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it. In the case of a day which is not a Banking Day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the next preceding Banking Day. For purposes of this Note, each change in the Alternate Reference Rate due to a change in the Federal Funds Effective Rate shall take effect on the effective date of such change in the Federal Funds Effective Rate.

     "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Interbank Rate" means, with respect to each Interest Period for a Eurodollar Loan, the rate per annum at which Dollar deposits in immediately available funds are offered to the Bank two Banking Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market at or about 10:00 a.m., Chicago time, for delivery on the first day of such Interest Period, for a period comparable to such Interest Period and in an amount equal or approximately equal to the amount of the Eurodollar Loan to be outstanding during such Interest Period.

      "Interest Payment Date" means (i) with respect to any Eurodollar Loan or Quoted Rate Loan, the last day of each Interest Period with respect thereto and (ii) with respect to any Alternate Reference Rate Loan, the last day of each calendar quarter.

         "Interest Period" means, (i) with respect to any Eurodollar Loan, the period commencing on the borrowing date of such Eurodollar Loan or the date an Alternate Reference Rate Loan is converted into such Eurodollar Loan or the last day of the prior Interest Period for such Eurodollar Loan, as the case may be, and ending seven or 14 days thereafter or on the numerically corresponding day one or two months thereafter or (ii) with respect to any Quoted Rate Loan, the period commencing on the borrowing date of such Quoted Rate Loan and ending up to 30 days thereafter, as selected by the Borrower pursuant to Section 2(c); provided, however, that:

                   (i) any Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless, in the case of any Interest Period for a Eurodollar Loan of one or two months, such next succeeding Banking Day falls in another calendar month, in  which  case such Interest Period shall end on the next preceding Banking
 Day;

                 (ii) any Interest Period for a Eurodollar Loan of one or two months which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period; and

               (iii) the Borrower may not select an Interest Period that ends after the scheduled Termination Date.

     "Loan" means a loan by the Bank to the Borrower under this Note and shall be a Quoted Rate Loan, an Alternate Reference Rate Loan or a Eurodollar Loan (each of which shall be a "type" of Loan).

        "Note" means this Note, as it may be amended, modified or supplemented from time to time.

       "Quoted Rate" means the rate quoted by the Bank on any Banking Day over the telephone to an Authorized Officer as the rate that would be applicable to a Quoted Rate Loan made on such Banking Day for a period not exceeding 30 days selected by the Borrower pursuant to Section 2(c) of this Note.

     "Quoted Rate Loan" means any Loan which bears interest at the Quoted
Rate.

     "Reference Rate" means, at any time, the rate of interest then most recently announced by the Bank at Chicago, Illinois as its reference rate. For purposes of this Note, each change in the Alternate Reference Rate due to a change in the Reference Rate shall take effect on the effective date of the change in the Reference Rate.

       "Termination Date" means June 7, 1995 or, if earlier, the date on which
(i) the Borrower has paid all of its obligations hereunder and notified the Bank that it will not request any additional Loans hereunder or (ii) the Loans have become immediately due and payable pursuant to Section 10.

      A Section is, unless otherwise stated, a reference to a section hereof. Section captions used in this Note are for convenience only, and shall not affect the construction of this Note.

     2.     Borrowing Procedure.

        (a) Alternate Reference Rate Loans. Each Alternate Reference Rate Loan shall be made on a Banking Day upon written or telephonic notice from an Authorized Officer received by the Bank prior to 10:00 a.m., Chicago time, on such Banking Day. Such notice shall specify (i) the borrowing date and (ii) the amount of such Loan. Each Alternate Reference Rate Loan shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000.

         (b) Eurodollar Loans. Each Eurodollar Loan shall be made upon at least two Banking Days' prior written or telephonic notice from an Authorized Officer received by the Bank prior to 10:00 a.m., Chicago time. Such notice shall specify (i) the borrowing date (which shall be a Banking Day), (ii) the amount of such Loan, and (iii) the initial Interest Period for such Loan. Each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

        (c) Quoted Rate Loans. Any Authorized Officer may, on any Banking Day, request and receive, by telephone, a quotation of the Quoted Rate that would be applicable to a Quoted Rate Loan made on such Banking Day for a period not exceeding 30 days; provided, however, that the Bank shall be obligated to make a Quoted Rate Loan at such Quoted Rate only upon prior telephonic notice from an Authorized Officer received within at least half an hour after the quotation of such Quoted Rate and received no later than 12:00 noon, Chicago time, on such Banking Day. Each such notice shall specify (i) the borrowing date, which shall be the Banking Day on which the quotation of the Quoted Rate was made, (ii) the amount of such Loan and (iii) the Interest Period for such Loan. Each Quoted Rate Loan shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

     (d) Confirmation. The Borrower shall promptly confirm each telephonic notice in writing (it being understood, however, that the Borrower's failure to confirm any telephonic notice or otherwise comply with the provisions of this Section 2 shall not affect the obligation of the Borrower to repay each Loan in accordance with the terms of this Note).

       3. Continuation and/or Conversion of Loans. The Borrower may elect to (i) continue any outstanding Eurodollar Loan from the current Interest Period for such Loan into a subsequent Interest Period to begin on the last day of such current Interest Period, or (ii) convert any outstanding Alternate Reference Rate Loan into a Eurodollar Loan, or (iii) convert any outstanding Eurodollar Loan or Quoted Rate Loan into an Alternate Reference Rate Loan on the last day of the current Interest Period therefor, by giving the Bank prior written or telephonic notice of such continuation or conversion, which shall be received by the Bank prior to 10:00 a.m., Chicago time, two Banking Days prior to the effective date of continuation or conversion. Each such notice shall specify (a) the effective date of continuation or conversion (which shall be a Banking Day), (b) the Loan (or portion thereof) to be continued or converted, and (c) the Interest Period for such Loan, if applicable. Any such telephonic notice shall be given by an Authorized Officer. Absent timely notice of continuation or conversion, each Eurodollar Loan shall automatically convert into an Alternate Reference Rate Loan on the last day of the current Interest Period for such Loan unless paid in full on such last day. The Borrower shall promptly confirm each telephonic notice of continuation or conversion in writing.

     4.     Interest.

       (a) Alternate Reference Rate Loans. The unpaid principal amount of each Alternate Reference Rate Loan shall bear interest prior to maturity at a rate per annum equal to the Alternate Reference Rate in effect from time to time. Accrued interest on each Alternate Reference Rate Loan shall be payable on each Interest Payment Date and at maturity.

     (b) Eurodollar Loans. The unpaid principal amount of each Eurodollar Loan shall bear interest prior to maturity at a rate per annum equal to the Adjusted Interbank Rate in effect for each Interest Period with respect to such Eurodollar Loan plus 0.400%. Accrued interest on each Eurodollar Loan shall be payable on each Interest Payment Date and at maturity.

        (c) Quoted Rate Loans. The unpaid principal amount of each Quoted Rate Loan shall bear interest prior to maturity at a rate per annum equal to the Quoted Rate. Accrued interest on each Quoted Rate Loan shall be payable on each Interest Payment Date and at maturity.

     (d) Interest After Demand. The Borrower shall pay to the Bank interest on any amount of principal of any Loan which is not paid when due (by acceleration or otherwise) at a rate per annum equal to the greater of (i) 2% in excess of the rate applicable to the unpaid principal amount of such Loan immediately before such amount became due and (ii) 2% in excess of the Alternate Reference Rate in effect from time to time. All such interest shall be payable on demand.

       (e) Method of Calculating Interest. Interest on each Loan shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed.

     5.     Payments and Prepayments.

       (a) Place of Payment. All payments hereunder shall be made without setoff or counterclaim and shall be made to the Bank in immediately available funds prior to 12:30 p.m., Chicago time, on the date due at its office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Borrower in writing. Any payments received after such time shall be deemed received on the next Banking Day. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Banking Day, such payment shall be due on the next succeeding Banking Day, and any such extension of time shall be included in the calculation of interest. The Bank may, but shall not be obligated to, charge any account of the Borrower at the Bank for the payment when due of all amounts payable by the Borrower hereunder.

       (b) Prepayments. The Borrower may from time to time, upon at least two Banking Days' prior written or telephonic notice from an Authorized Officer received by the Bank, prepay the principal of the Loans in whole or in part; provided, however, that (i) any partial prepayment of principal shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000,
(ii) any prepayment of principal shall be subject to the indemnification provisions of Section 7, but shall otherwise be without any premium or penalty and (iii) no prepayment of any Quoted Rate Loan shall be permitted prior to the end of the Interest Period therefor. The Borrower shall promptly confirm any telephonic notice of prepayment in writing.

     6.     Additional Provisions Relating to Eurodollar Loans.

        (a) Increased Cost. The Borrower agrees to reimburse the Bank for any increase in the cost to the Bank of, or any reduction in the amount of any sum receivable by the Bank in respect of, making, continuing or maintaining any Loans as, or of converting any Loans into, Eurodollar Loans.

      Without limiting the generality of the foregoing, the Borrower shall pay to the Bank such amounts as the Bank may determine to be necessary to reimburse it for such increased cost or reduced amount which is incurred or suffered by the Bank by reason of FDIC assessments or other direct or indirect costs related to FDIC insurance or continuance of FDIC insurance (including, without limitation, the cost of purchasing equity interests of, or other investments in, the FDIC) and which is applied or allocated to Eurodollar Loans hereunder, whether or not the Bank shall fund such Eurodollar Loans with deposits subject to FDIC insurance.

     The additional amounts required to compensate the Bank for such increased cost or reduced amount shall be payable by the Borrower to the Bank within five days of the Borrower's receipt of written notice from the Bank specifying such increased cost or reduced amount and the amounts required to compensate the Bank therefor, which notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such additional amounts, the Bank may use such averaging, attribution and allocation methods as it deems reasonable and appropriate.

     (b) Deposits Unavailable or Interest Rate Unascertainable; Impracticability. If the Borrower has any Eurodollar Loan outstanding, or has notified the Bank of its intention to borrow a Eurodollar Loan as provided herein, then in the event that, prior to any Interest Period for such Eurodollar Loan, the Bank shall have determined (which determination shall be conclusive and binding on the Borrower) that:

                 (i) deposits of the necessary amount for such Interest Period are not available to the Bank in the interbank eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Interbank Rate for such Interest Period; or

               (ii) the Adjusted Interbank Rate will not adequately and fairly reflect the cost to the Bank of making or funding the Eurodollar Loan for such Interest Period; or

               (iii) the making or funding of Eurodollar Loans has become impracticable as a result of any event occurring after the date of this Note which, in the opinion of the Bank, materially and adversely affects such Loans or the interbank eurodollar market;

(x) any notice of a new Eurodollar Loan previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make an Alternate Reference Rate Loan, and (y) provided that the Borrower has been notified of such determination by the Bank, the Borrower shall be obligated either to prepay in full any outstanding Eurodollar Loans without any premium or penalty on the last day of the then current Interest Period with respect thereto or to convert such Eurodollar Loans to Alternate Reference Rate Loans on such last day.

        (c) Changes in Law Rendering Eurodollar Loans Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful or impossible for the Bank to make or fund any Eurodollar Loan, Eurodollar Loans shall not be made hereunder for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Loans previously made by it hereunder, the Borrower shall, after being notified by the Bank of the occurrence of such event, on the earlier of (i) the last day of the then current Interest Period with respect thereto or (ii) if required by such law, rule, regulation, treaty, directive or interpretation, on such date as shall be specified in such notice, either convert each such Eurodollar Loan to an Alternate Reference Rate Loan or prepay in full each such Eurodollar Loan, together with accrued interest thereon, without any premium or penalty (except as provided in Section 7).

       (d) Discretion of the Bank as to Manner of Funding. The Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit; it being understood, however, that for purposes of this Note, all determinations hereunder shall be made as if the Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Interbank Rate for such Interest Period (whether or not the Bank shall have granted any participations in such Loan).

     The Bank may, if it so elects, cause a foreign branch or affiliate of the Bank to make or continue any Eurodollar Loan, provided that in such event, for purposes of this Note, such Eurodollar Loan shall be deemed to have been made by the Bank and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to the Bank and shall be deemed held by the Bank, to the extent of such Eurodollar Loan, for the account of such branch or affiliate.

       The Borrower acknowledges that the Bank may fund all or any part of the Loans by sales of participations to various participants, and agrees that the Bank may, in invoking its rights under this Section 6 or under Section 7, demand and receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments, or take other action, under this Section 6 or under Section 7 if such participant were the Bank under this Note.

      7. Funding Losses. The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder, (ii) any failure of the Borrower to borrow, continue or convert a Loan on a date specified therefor in a notice thereof, or (iii) any payment, prepayment or conversion of any Eurodollar Loan or Quoted Rate Loan on a date other than the last day of the Interest Period for such Loan.

     8. Facility Fee. The Borrower will pay the Bank a facility fee for the period from and including the date of this Note to but excluding the Termination Date of 0.225% per annum on remainder of (a) the maximum amount available to be borrowed hereunder, whether used or unused, minus (b) the maximum amount available to be borrowed under the CMS Note, whether used or unused. The facility fee (i) shall be payable on the last Banking Day of each calendar quarter and on the Termination Date, in each case for any period then ending for which such fee shall not have been previously paid, and (ii) shall be computed for the actual number of days elapsed on the basis of a 360-day year.

      9. Covenants. So long as the Termination Date has not occurred, and thereafter so long as any obligations of the Borrower remain outstanding hereunder, the Borrower agrees that it will observe and perform each covenant of the Borrower set forth in Clause 20 (excluding Clauses 20.20, 20.21 and 20.22) of the Credit Agreement as if such covenants (and all related definitions) were set forth in full herein (it being understood that (a) all references therein to the "Facility Agent," any "Bank" or the "Majority Underwriters" shall be deemed to be references to the Bank and (b) so long as the Credit Agreement is in effect and there has been no amendment to such Clause 20, the Borrower shall be deemed to have complied with the reporting requirements incorporated by reference herein if the Borrower delivers to the Bank a copy of each notice, report and similar item delivered pursuant to the Credit Agreement no later than the time specified therefor in such Clause 20).

     10. Event of Default. Each of the following shall constitute an "Event of Default" under this Note:

              (a) Default in the payment when due of any principal of this Note; or default and continuance thereof for five days in the payment when due of any other amount payable by the Borrower hereunder.

             (b) The occurrence of any "Event of Default" under the Credit Agreement.

          (c) Failure by the Borrower to comply with any provision of this Note (including any provision of Clause 20 of the Credit Agreement which is incorporated herein pursuant to Section 9) which does not constitute an Event of Default under the preceding clauses (a) and (b), and continuation of such failure for 30 days after notice thereof to the Borrower from the Bank.

If any Event of Default occurs as a result of an "Event of Default" under Clause 21.1(e) of the Credit Agreement, the Loans and all other amounts payable hereunder shall become immediately due and payable, without presentment, demand or notice of any kind; and if any other Event of Default occurs, the Bank may declare all Loans and all other amounts payable hereunder to be immediately due and payable, without presentment, demand or notice of any kind. In addition, and notwithstanding any other provision of this Note, the Bank shall have no obligation to make any Loan hereunder at any time that an Event of Default, or any event that if it continues uncured will, with lapse of time or notice or both, become an Event of Default, has occurred and is continuing.

     11.     General.

     (a) Authorization and Indemnity; Expenses. The Borrower hereby authorizes the Bank to rely upon the instructions of any person identifying himself or herself as an Authorized Officer and upon any signature which the Bank believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such person were actually an Authorized Officer or such signature were genuine. The Borrower agrees to indemnify the Bank and hold it harmless from any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and other legal expenses) which may arise or be created by the acceptance of instructions for making Loans or disbursing the proceeds thereof, and to pay all legal and other costs and expenses (including, without limitation, reasonable attorneys' fees and costs of collection) incurred by the Bank in connection with the preparation, execution, delivery and enforcement of this Note.

     (b) Notices. Except as otherwise expressly provided herein, any notices under this Note shall be in writing (including facsimile transmission) addressed to the Borrower or the Bank at the address below its signature hereto (or to such other address which such party shall have notified the other party is its address for notices hereunder).

     (c) Information. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to assignees of the rights of the Bank hereunder and to participants in any Loan (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with general banking practice.

         (d) Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         (e) Law. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

         (f) Waiver of Jury Trial. THE BORROWER WAIVES, AND, BY ACCEPTING THIS NOTE, THE BANK SHALL BE DEEMED TO WAIVE, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND THE BORROWER AGREES, AND, BY ACCEPTING THIS NOTE, THE BANK SHALL BE DEEMED TO AGREE, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


          COMDISCO, INC.



          By:                                          Title:
           _
          6111 North River Road
          Rosemont, Illinois 60018
          Attention:  John Vosicky
            Telephone:  (708) 698-3000
          Facsimile:  (708) 518-5854

ACCEPTED AND AGREED
as of June 8, 1994

CONTINENTAL BANK N.A.



By:                             _
Title:                          _

231 South LaSalle Street
Chicago, Illinois 60697

Attention:   Mark N. Hurley
Telephone:  (312) 828-3207
Facsimile:  (312) 828-1997






     date "MMddyy  Hmm'C'"121394  1302C  88787510


     date "MMddyy  Hmm'C'"121394  1302C  88787510
Schedule attached to Promissory Note dated June 8, 1994 of COMDISCO, INC. payable to the order of CONTINENTAL BANK N.A.




     LOANS AND PRINCIPAL PAYMENTS



               Type of Loan     Interest     Amount of     Unpaid
     Amount of     & Applicable     Period (if     Principal     Principal
Notation
Date     Loan Made     Interest Rate     Applicable)     Repaid        Balance
     Made By _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _

                                                                           _



The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Loan on this schedule shall not, however, limit or otherwise affect the Borrower's obligations under this Note to repay the principal amount of the Loans together with all interest accruing thereon.